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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Patterson Energy, Inc. and to the incorporation by reference therein of our report dated February 16, 2001, with respect to the consolidated financial statements and schedule of UTI Energy Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                      /s/ ERNST & YOUNG LLP
                                      -----------------------------------
                                      Ernst & Young LLP


Houston, Texas
March 6, 2001